UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2014

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On January 14, 2014, IHS Inc. (the “Company”) entered into an underwriting agreement, a copy of which is attached hereto as Exhibit 1.1 (the “Underwriting Agreement”), with Goldman, Sachs & Co., as representative of the several underwriters named therein (the “Underwriters”), pursuant to which an existing stockholder, Conscientia Investment Limited (the “Selling Stockholder”), sold to the several Underwriters 3,478,261 shares of the Company’s Class A common stock, par value $0.01 per share (the “Shares”) at an initial price to the public of $116.00 per share, less an underwriting commission of $2.32 per share. Under the terms of the Underwriting Agreement, the Selling Stockholder also granted the Underwriters an option to purchase up to an additional 521,739 shares (the “Additional Shares”) from the Selling Stockholder under similar terms as the Shares. The Shares are expected to be delivered against payment therefor on January 21, 2014. The Company will not receive any proceeds from the offering of the Shares or the Additional Shares.

The offering of the Shares and the Additional Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 File No. 333-182193 (the “Registration Statement”). The Underwriting Agreement contains customary representations, warranties, covenants and indemnification rights. The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 1.1. In addition, the Underwriting Agreement is incorporated by reference as an exhibit to the Registration Statement.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

1.1  Underwriting Agreement dated January 14, 2014 among IHS Inc., Conscientia Investment Limited, and Goldman, Sachs & Co., as representative of the several underwriters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: January 15, 2014	By:	/s/ Stephen Green
Stephen Green
Executive Vice President, Legal and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated January 14, 2014 among IHS Inc., Conscientia Investment Limited, and Goldman, Sachs & Co., as representative of the several underwriters